EXHIBIT 32.1

Certification Pursuant To

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chatham Lodging Trust (the “Company”) on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey H. Fisher, Chairman, President and Chief Executive Officer of the Company and I, Dennis M. Craven, Executive Vice President and Chief Financial Officer of the Company, certify, to our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHATHAM LODGING TRUST

Dated: November 9, 2011	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher
Chairman, President and Chief Executive Officer

/s/ DENNIS M. CRAVEN
Dennis M. Craven
Executive Vice President and Chief Financial Officer

A signed original of this statement has been provided to Chatham Lodging Trust and will be retained by Chatham Lodging Trust and furnished to the Securities and Exchange Commission or its staff upon request.